Exhibit (a)(1)(F)

Sign On https://ikanos.equitybenefits.com

Stock Option Exchange Program Opens February 20, 2015

Closes March 20, 2015 at 5:00 PM Pacific Time

Welcome to your stock option exchange offer website!

Your login ID is your lkanos email address. Your initial password was provided to you in the stock Option Exchange Program announcement email sent on February 20, 2015.

If you have misplaced your password or are having troubles logging in, please email stockexchange@lkanos.com.

Welcome

https://ikanos.equitybenefits.com/WebSite/Screens/Welcome.aspx

Stock Option Exchange Program

Opens February 20, 2015

Closes March 20, 2015 at 5:00 PM Pacific Time

Ikanos.

Welcome: John Doe

Home Logout

Learn

Click on any of the links below to learn more.

Offer to Exchange

FAQs

Schedule TO – Tender Offer Statement

The PDF documents above require Adobe Acrobat Reader if necessary you can download it from Adobe Systems.

Make My Election

You have 29 days left to elect to either keep you eligible stock options or exchange one or more of them for replacement stock options pursuant to the Tender Offer.

Make/Change My Election

Need Help?

Should you have any questions or need help with the site please contact stock exchange@ikanos.com.

ViewElect

https://ikanos.equitybenefits.com/WebSite/Screens/ViewElect.aspx

Ikanos®

Stock Option Exchange Program

Opens February 20, 2015

Closes March 20, 2015 at 5:00 PM Pacific Time

Welcome: John Doe

Home Logout

Make My Election (Step 1 of 4)

Indicate your decision to exchange your eligible stock options identified below for replacement stock options by selecting “Yes” in the Election column.

If you do not want to exchange one or more of your eligible stock options, Select “No” in the Election column for those particular options.

If you do not select “Yes” with respect to an eligible stock option, your election with respect to that stock option will remain “No” and that stock option will not be exchanged.

You may not tender only a portion of an eligible stock option.

Reminder

Before making your election, please ensure that you have reviewed and understand the documents that constitute this offer:

Offer to Exchange

FAQs

Schedule TO – Tender Offer Statement

Original Stock Options

(SARs in China)

Replacement Stock Options

(SARs in China)

Option Number

555555

123546

Option Date

08/08/2012

07/30/2013

Option Price

$8.60

$13.20

Option Granted

800

1,500

Options Outstanding

800

1,500

Options Vested

450

468

Exchange Ratio

1:1

1:1

Replacement Options

800

1,500

Vesting Schedule

36 Months

36 Months

Election

Yes

No

Election

Yes

No

Cancel

Continue

Need Help?

If you have Questions please email stockexchange@ikanos.com with your questions or call (818) 936-9907. Please allow 24 hrs for a response.

https://ikanos.equitybenefits.com/Website/Screens/Viewelect.aspx

Confirmation

Htts://ikanos.equitybenefits.com/WebSite/Screens/PrintConfirmation.aspx?Type=

Stock Option Exchange Program

Opens February 20, 2015

Closes March 20, 2015 at 5.00 PM Pacific Time

Welcome: John Doe

Home Logout

Print Election Confirmation (Step 4 of 4) Your election has been recorded as follows:

If you wish to make a change to your election, click on “Return to Welcome Page” below, and then click on ViewMake My Election”.

Original Stock Options Replacement Stock Options

(SARs in China) (SARs in China)

Option Number Option Date Option Price Options Granted Options Outstanding Option Vested Exchange Ratio Replacement Options Vesting Schedule Election

555555 08/08/2012 $8.60 800 800 450 1:1 800 36 Months No

123546 07/30/2013 $13.20 1,500 1,500 468 1:1 1,500 36 Months No

Cancel

Continue

If you have questions please email

Stockexchange@ikanos.com With your questions.

Please allow 24 hrs for a response.

Agreement

https://ikanos.equitybenefits.com/WebSite/Screens/Agreement.aspx ikanos.

Stock Option Exchange Program

Opens February 20, 2015

Closes March 20, 2015 at 5.00 pm Pacific Time

Welcome: John Doe

Home Logout

Submit My Elections (Step 3 of 4)

I acknowledge my Election is subject to the Terms of Election.

Email Address: SOS

An e-mail will be sent to the e-mail address above confirming your election after you select the “I Agree” button below,

Cancel

I Agree

Need Help?

If you have questions please email stockexchange@ ikanos.com with your questions. Please allow 24 hrs for a response.

Confirmation

htts://ikanos.equitybenefits.com/WebSite/Screens/Confirmation.aspx?Type=

Stock Option Exchange Program

Opens February 20, 2015

Closes March 20, 2015 at 5.00 PM Pacific Time

Welcome: John Doe

Home Logout

Review My Election (Step 2 of 4) Your election has been recorded as follows:

Original Stock Options Replacement Stock Options

(SARs in China) (SARs in China)

Option Number Option Date Option Price Options Granted Options Outstanding Option Vested Exchange Ratio Replacement Options Vesting Schedule Election

555555 08/08/2012 $8.60 800 800 450 1:1 800 36 Months Yes

123546 07/30/2013 $13.20 1,500 1,500 468 1:1 1,500 36 Months No